Exhibit 23.2
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements (Nos. 333-278190 and 333-273277) on Form S-3 and the registration statements (Nos. 333-251003, 333-262184, 333-262187, 333-269412, 333-277592 and 333-282946) on Form S-8 of our report dated January 28, 2025, except for Note 16, as to which the date is January 28, 2026, with respect to the consolidated financial statements of Concentrix Corporation.

/s/ KPMG LLP

Cincinnati, Ohio
January 28, 2026